As filed with the Securities and Exchange Commission on December 30, 2020

Registration No. 333-251522

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CYTODYN INC.

(Exact name of registrant as specified in its charter)

Delaware	83-1887078
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1111 Main Street, Suite 660

Vancouver, Washington 98660

(360) 980-8524

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Nader Z. Pourhassan, Ph.D.

President and Chief Executive Officer

CytoDyn Inc.

1111 Main Street, Suite 660

Vancouver, Washington 98660

Telephone: (360) 980-8524

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to the agent for service, to:

Arian Colachis

General Counsel

CytoDyn Inc.

1111 Main Street, Suite 660

Vancouver, WA 98660

Telephone: (360) 980-8524

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer:	☐	Accelerated filer:	☒

Non-accelerated filer:	☐	Smaller reporting company:	☒

		Emerging growth company:	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 (this “Amendment”) to the Registration Statement on Form S-3 (File No 333-251522) (the “Registration Statement”) of CytoDyn Inc. is being filed solely to file a revised Opinion of Counsel as Exhibit 5.1 to the Registration Statement. Accordingly, this Amendment consists only of the facing page, this Explanatory Note, Item 16. Exhibits, the signature page, and revised Exhibit 5.1. The prospectus and the balance of Part II of the Registration Statement are unchanged and have been omitted.

INDEX TO EXHIBITS

Exhibit No.	Description

3.1	Certificate of Incorporation of CytoDyn Inc., as amended (incorporated by reference to Exhibit 3.1 to our Quarterly Report on Form 10-Q filed with the SEC on October 9, 2020).

3.2	Amended and Restated By-Laws of CytoDyn Inc. (incorporated by reference to Exhibit 3.2 to our Current Report on Form 8-K12G3 filed with the SEC on November 19, 2018).

4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K12G3 filed September 1, 2015).

4.2	Convertible Secured Promissory Note by and between CytoDyn Inc. and Streeterville Capital, LLC. dated November 10, 2020 (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on November 16, 2020).

5.1	Opinion of Counsel.*

10.1	Securities Purchase Agreement by and between CytoDyn Inc. and Streeterville Capital, LLC. dated November 10, 2020 (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on November 16, 2020).

10.2	Security Agreement by and between CytoDyn Inc. and Streeterville Capital, LLC, dated November 10, 2020 (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on November 10, 2020).

10.3	Exchange Agreement by and between CytoDyn, Inc. and Streeterville Capital, LLC, dated December 18, 2020**

23.1	Consent of Warren Averett, LLC.**

23.2	Consent of Counsel (included in Exhibit 5.1).*

24.1	Power of Attorney (included on the signature page).**

*	Filed herewith.
**	Previously filed.

II-4

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, State of Washington, as of December 29, 2020.

CYTODYN INC.

By:	/s/ Michael D. Mulholland
Michael D. Mulholland
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Nader Z. Pourhassan, Ph.D. Nader Z. Pourhassan, Ph.D.	Chief Executive Officer and Director (Principal Executive Officer)	December 29, 2020

/s/ Michael D. Mulholland Michael D. Mulholland	Chief Financial Officer (Principal Financial and Accounting Officer)	December 29, 2020

/s/ * Scott A. Kelly, M.D.	Director	December 29, 2020

/s/ * Jordan G. Naydenov	Director	December 29, 2020

/s/ * Samir R. Patel, M.D.	Director	December 29, 2020

/s/ * Alan P. Timmins	Director	December 29, 2020

* By:	/s/ Michael D. Mulholland
Michael D. Mulholland
Attorney-In-Fact